Exhibit 23.6
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
FAX 512-233-2618	FAX 817-877-3728	FAX 713-651-9980
www.cgaus.com
April 8, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Gentlemen:
As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Magnum Hunter Resources Corporation and any amendment thereof, and in the related prospectus, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2010. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption “Experts”.
Very truly yours,

W. Todd Brooker, P.E
Vice President Cawley Gillespie & Associates, Inc. Texas Registered Engineering Firm (F-693)